UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2004

Commission file number 0-4604

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	31-0746871

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (513) 870-2000

Item 9. Regulation FD Disclosure. Cincinnati Financial Corporation is providing shareholders with the attached “2003 Annual Report,” furnished as an exhibit hereto and incorporated by reference herein, in conjunction with the mailing of the 2003 Proxy Statement and Report on Form 10-K. This filing should not be deemed an admission as to the materiality of any information contained in the 2003 Annual Report.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

/s/ Kenneth W. Stecher

Kenneth W. Stecher
Chief Financial Officer, Senior Vice President, Secretary
and Treasurer (Principal Accounting Officer)
March 18, 2004

Exhibit 99.1:
Cincinnati Financial Corporation’s 2003 Annual Report